Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

EpicQuest Education Group International Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, $0.0016 par value, underlying Warrants	(1)	Other	253,425	$0.73	$185,000.25	0.0001381	$25.54
Fees Previously Paid	Equity	Common Shares, $0.0016 par value	(2)	Other	4,500,000	0.4450	2,002,500.00	0.0001381	276.54
Fees Previously Paid	Equity	Common Shares, $0.0016 par value underlying Warrants	(3)	Other	13,500,000	$0.48	$6,480,000.00	0.0001381	$894.88

Total Offering Amounts:							$8,667,500.25		1,196.96
Total Fees Previously Paid:									1,377.90
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares offered hereby and the shares issuable upon exercise of warrants also include an indeterminate number of additional shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

With respect to the shares underlying the warrants offered by the selling shareholders, $0.73 per share, which is the exercise price of the warrants, for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares offered hereby and the shares issuable upon exercise of warrants also include an indeterminate number of additional shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

With respect to the shares offered by the selling shareholders, estimated at $0.4450 per share, the average of the high and low prices as reported on The Nasdaq Capital Market on October 30, 2025, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares offered hereby and the shares issuable upon exercise of warrants also include an indeterminate number of additional shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

With respect to the shares underlying the warrants offered by the selling shareholders, $0.48 per share, which is the exercise price of the warrants, for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.